Exhibit 99(a)

For additional information contact:                                                         Andrew Moreau 501-905-7962
                        Vice President  – Corporate Communications
                        andrew.moreau@alltel.com

                        Tim Hicks 501-905-8991
                        Assistant Treasurer
                                                        alltel.investor.relations@alltel.com

       March 20, 2008

Alltel achieves record customer growth for the fourth quarter, full year

LITTLE ROCK, Ark. – Alltel achieved record customer growth in the fourth quarter and for the full year, with the company adding more than 1 million gross customers for the first time in a quarter. Alltel also achieved records in total net customer additions and post-pay net adds in the fourth quarter, boosted by improvements in customer churn for the eighth consecutive quarter.

In 2007, Alltel completed its merger with an affiliate of TPG Capital and GS Capital Partners and ceased trading on the New York Stock Exchange.

 "While Alltel’s ownership has changed, our focus remains the same – continuing to strike the balance between growing value for our shareholders over the long-term while continuing to provide outstanding service for our customers," said President and Chief Executive Officer Scott Ford.

Among the highlights for the fourth quarter:

•
Revenues were $2.3 billion, a 9 percent increase from the same period a year ago. The company reported a net loss of $525 million, due primarily to $619 million of pre-tax costs associated with the merger.

•
Alltel added just over 1 million gross customers through internal growth, a 14 percent increase from a year ago. Internal net additions were 342,684, a 50 percent increase from a year ago. Post-pay churn was 1.34 percent and total churn was 1.81 percent, year-over-year improvements for the eighth consecutive quarter.

•	Average revenue per wireless customer (ARPU) was $54.59, up 3 percent from last year. Data revenue per customer reached a new high of $6.74, a 63 percent increase year-over-year.
•	Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $767 million, a 9 percent increase from the same period a year ago.
A table describing adjusted EBITDA and reconciled net income to adjusted EBITDA is included in the schedules accompanying this release.

Among the highlights for the year:

•
Revenues were $8.8 billion, a 12 percent increase from 2006 and a new record for the wireless business. Net income was $183 million, which includes the impact of $653 million of pre-tax merger-related costs.

•
Alltel added 3.6 million gross customers through internal growth, a 9 percent increase from 2006. Net customer additions through internal growth were 965,831, a 51 percent increase from the previous year. Post-pay churn was 1.28 percent and total churn was 1.79 percent, both improvements from the previous year.

•	ARPU was $54.30, up 3 percent from 2006. Data revenue per customer was $5.87, a 67 percent increase from the previous year.
•	Adjusted EBITDA was $3.1 billion, a 12 percent increase.
              Alltel operates America’s largest wireless network, which delivers voice and advanced data services nationwide to more than 12 million customers. Headquartered in Little Rock, Ark., Alltel is a Forbes 500 company with annual revenues of nearly $9 billion.

              Alltel claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) the extent, timing, and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with the integration of acquired businesses; adverse changes in the terms and conditions of the wireless roaming agreements of Alltel; the potential for adverse changes in the ratings given to Alltel's debt securities by nationally accredited ratings organizations; the effects of litigation; and the effects of federal and state legislation, rules, and regulations governing the communications industry. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

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ALLTEL CORPORATION
CONSOLIDATED HIGHLIGHTS AND SUPPLEMENTAL OPERATING INFORMATION (UNAUDITED)
(Dollars in millions, except per customer amounts)
	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2007 (1)	2006	Amount	%	2007 (1)	2006	Amount	%
Service revenues	$2,061.1	$1,851.1	$210.0	11	$7,984.3	$7,029.8	$954.5	14
Total revenues and sales	$2,268.0	$2,088.2	$179.8	9	$8,803.1	$7,884.0	$919.1	12
Operating income (loss)	$(360.4)	$363.8	$(724.2)	(199)	$806.4	$1,357.6	$(551.2)	(41)
Income (loss) from continuing operations	$(523.4)	$235.8	$(759.2)	(322)	$184.1	$823.7	$(639.6)	(78)
Net income (loss)	$(525.2)	$215.9	$(741.1)	(343)	$183.2	$1,129.4	$(946.2)	(84)
Capital expenditures (A)	$341.6	$454.5	$(112.9)	(25)	$1,086.2	$1,197.1	$(110.9)	(9)
Total assets	$32,135.5	$18,343.7	$13,791.8	75
Service revenue operating margin (B)	(17.5% )	19.7%	(37.2% )	(189)	10.1%	19.3%	(9.2% )	(48)
Operating margin (C)	(15.9% )	17.4%	(33.3% )	(191)	9.2%	17.2%	(8.0% )	(47)
Service revenue adjusted EBITDA margin (D)	37.2%	38.0%	(.8% )	(2)	38.7%	39.2%	(.5% )	(1)
Controlled POPs	79,383,821	78,838,118	545,703	1
Customers	12,785,193	11,823,938	961,255	8
Penetration rate	16.1%	15.0%	1.1%	7
Average customers	12,585,179	11,676,380	908,799	8	12,253,760	11,120,780	1,132,980	10
Gross customer additions:
Internal	1,024,052	898,560	125,492	14	3,586,287	3,303,907	282,380	9
Acquired, net of divested	(4,576)	433,339	(437,915)	(101)	(4,576)	521,530	(526,106)	(101)
Total	1,019,476	1,331,899	(312,423)	(23)	3,581,711	3,825,437	(243,726)	(6)
Net customer additions:
Internal	342,684	228,299	114,385	50	965,831	640,084	325,747	51
Acquired, net of divested	(4,576)	433,339	(437,915)	(101)	(4,576)	521,530	(526,106)	(101)
Total	338,108	661,638	(323,530)	(49)	961,255	1,161,614	(200,359)	(17)
Cash costs:
Cost of services	$692.4	$613.7	$78.7	13	$2,625.8	$2,340.6	$285.2	12
Cost of products sold	317.9	327.1	(9.2)	(3)	1,194.0	1,176.9	17.1	1
Selling, general, administrative and other	512.3	456.8	55.5	12	1,957.8	1,755.3	202.5	12
Less product sales	206.9	237.1	(30.2)	(13)	818.8	854.2	(35.4)	(4)
Total	$1,315.7	$1,160.5	$155.2	13	$4,958.8	$4,418.6	$540.2	12
Cash costs per unit per month (E)	$34.85	$33.13	$1.72	5	$33.72	$33.11	$.61	2
Revenues:
Service revenues	$2,061.1	$1,851.1	$210.0	11	$7,984.3	$7,029.8	$954.5	14
Less wholesale roaming revenues	184.8	168.2	16.6	10	705.6	654.3	51.3	8
Less wholesale transport revenues	34.5	49.9	(15.4)	(31)	161.9	100.3	61.6	61
Retail revenues	$1,841.8	$1,633.0	$208.8	13	$7,116.8	$6,275.2	$841.6	13
Average revenue per customer per month (F)	$54.59	$52.84	$1.75	3	$54.30	$52.68	$1.62	3
Retail revenue per customer per month (G)	$48.78	$46.62	$2.16	5	$48.40	$47.02	$1.38	3
Retail minutes of use per customer per month (H)	795	650	145	22	730	634	96	15
Postpay churn	1.34%	1.47%	(.13% )	(9)	1.28%	1.57%	(.29% )	(18)
Total churn	1.81%	1.92%	(.11% )	(6)	1.79%	2.00%	(.21% )	(11)
(1) Represents the combined results of operations for the Successor and Predecessor periods as presented on pages 2 and 3.
(A) Includes capitalized software development costs.
(B) Service revenue operating margin is calculated by dividing operating income (loss) by service revenues.
(C) Operating margin is calculated by dividing operating income (loss) by total revenues and sales.
(D) Service revenue adjusted EBITDA margin is calculated by dividing adjusted EBITDA by service revenues.
(E)  Cash costs per unit per month is calculated by dividing the sum of the reported cost of services, cost of products sold, selling, general, administrative and other expenses less product sales by average customers for the period.

(F) Average revenue per customer per month is calculated by dividing service revenues by average customers for the period.
(G) Retail revenue per customer per month is calculated by dividing retail revenues (service revenues less wholesale revenues) by average customers for the period.
(H) Retail minutes of use per customer per month represents the average monthly minutes that Alltel's customers use on both the Company's network and while roaming on other carriers' networks.
Adjusted EBITDA has been reconciled to net income (loss) on pages 6 and 7.

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ALLTEL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)-Page 2
(Millions)

			THREE MONTHS ENDED
	October 1 -	November 16 -
	November 15,	December 31,	December 31,	December 31,
	2007	2007	2007	2006
	(Predecessor)	(Successor)	(Combined)	(Predecessor)
Revenues and sales:
Service revenues	$1,034.1	$1,027.0	$2,061.1	$1,851.1
Product sales	101.0	105.9	206.9	237.1
Total revenues and sales	1,135.1	1,132.9	2,268.0	2,088.2
Costs and expenses:
Cost of services	337.2	355.2	692.4	613.7
Cost of products sold	145.3	172.6	317.9	327.1
Selling, general, administrative and other	263.3	249.0	512.3	456.8
Depreciation and amortization	226.7	260.2	486.9	323.9
Integration expenses, restructuring and other charges	613.7	5.2	618.9	2.9
Total costs and expenses	1,586.2	1,042.2	2,628.4	1,724.4
Operating income (loss)	(451.1)	90.7	(360.4)	363.8
Equity earnings in unconsolidated partnerships	8.7	8.0	16.7	14.5
Minority interest in consolidated partnerships	(3.0)	(2.2)	(5.2)	(9.5)
Other income, net	4.7	15.4	20.1	14.9
Interest expense	(23.0)	(280.4)	(303.4)	(47.6)
Income (loss) from continuing operations before income taxes	(463.7)	(168.5)	(632.2)	336.1
Income tax expense (benefit)	(44.3)	(64.5)	(108.8)	100.3
Income (loss) from continuing operations	(419.4)	(104.0)	(523.4)	235.8
Income (loss) from discontinued operations	(2.4)	0.6	(1.8)	(19.9)
Net income (loss)	$(421.8)	$(103.4)	$(525.2)	$215.9

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ALLTEL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS-Page 3
(Millions)

			TWELVE MONTHS ENDED
	January 1 -	November 16 -
	November 15,	December 31,	December 31,	December 31,
	2007	2007	2007	2006
	(Predecessor)	(Successor)	(Combined)	(Predecessor)
Revenues and sales:
Service revenues	$6,957.3	$1,027.0	$7,984.3	$7,029.8
Product sales	712.9	105.9	818.8	854.2
Total revenues and sales	7,670.2	1,132.9	8,803.1	7,884.0
Costs and expenses:
Cost of services	2,270.6	355.2	2,625.8	2,340.6
Cost of products sold	1,021.4	172.6	1,194.0	1,176.9
Selling, general, administrative and other	1,708.8	249.0	1,957.8	1,755.3
Depreciation and amortization	1,286.7	260.2	1,546.9	1,239.9
Integration expenses, restructuring and other charges	667.0	5.2	672.2	13.7
Total costs and expenses	6,954.5	1,042.2	7,996.7	6,526.4
Operating income	715.7	90.7	806.4	1,357.6
Equity earnings in unconsolidated partnerships	57.2	8.0	65.2	60.1
Minority interest in consolidated partnerships	(30.4)	(2.2)	(32.6)	(46.6)
Other income, net	23.9	15.4	39.3	84.0
Interest expense	(163.3)	(280.4)	(443.7)	(282.5)
Gain on exchange or disposal of assets and other	56.5	-	56.5	126.1
Income (loss) from continuing operations before income taxes	659.6	(168.5)	491.1	1,298.7
Income tax expense (benefit)	371.5	(64.5)	307.0	475.0
Income (loss) from continuing operations	288.1	(104.0)	184.1	823.7
Income (loss) from discontinued operations	(1.5)	0.6	(0.9)	305.7
Net income (loss)	$286.6	$(103.4)	$183.2	$1,129.4

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ALLTEL CORPORATION
CONSOLIDATED BALANCE SHEETS-Page 4
(Millions)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	December 31,	December 31,		December 31,	December 31,
	2007	2006		2007	2006
	(Successor)	(Predecessor)		(Successor)	(Predecessor)

CURRENT ASSETS:			CURRENT LIABILITIES:
Cash and short-term investments	$833.3	$934.2	Current maturities of long-term debt	$140.1	$36.3
Accounts receivable (less allowance for			Accounts payable	603.6	576.1
doubtful accounts of $32.6 and			Advance payments and customer deposits	195.9	186.2
$54.9, respectively)	831.1	807.3	Accrued taxes	120.4	114.1
Inventories	196.0	218.6	Accrued dividends	-	46.0
Prepaid expenses and other	142.8	67.7	Accrued interest	187.1	79.3
Assets related to discontinued operations	0.3	4.3	Other current liabilities	271.9	156.5
			Liabilities related to discontinued operations	0.2	2.8
Total current assets	2,003.5	2,032.1
			Total current liabilities	1,519.2	1,197.3
Investments	536.1	368.9
Goodwill	16,917.4	8,447.0
Other intangibles	6,784.6	2,129.4	Long-term debt	23,374.7	2,697.4
			Deferred income taxes	2,542.7	1,109.5
PROPERTY, PLANT AND EQUIPMENT:			Other liabilities	266.4	677.6
Land and improvements	251.1	314.9
Buildings and improvements	836.4	955.1	Total liabilities	27,703.0	5,681.8
Operating plant and equipment	3,650.3	7,933.8
Information processing	368.8	1,048.1
Furniture and fixtures	99.8	173.8	SHAREHOLDERS' EQUITY:
Under construction	360.1	496.0	Preferred stock	-	0.3
			Common stock	4.5	364.5
Total property, plant and equipment	5,566.5	10,921.7	Additional paid-in capital	4,536.7	4,296.8
Less accumulated depreciation	164.9	5,690.3	Accumulated other comprehensive income (loss)	(5.3)	9.5
			Retained earnings (deficit)	(103.4)	7,990.8
Net property, plant and equipment	5,401.6	5,231.4
			Total shareholders' equity	4,432.5	12,661.9
Other assets	485.3	89.4
Assets related to discontinued operations	7.0	45.5
			TOTAL LIABILITIES AND
TOTAL ASSETS	$32,135.5	$18,343.7	SHAREHOLDERS' EQUITY	$32,135.5	$18,343.7

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ALLTEL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS-Page 5
(Millions)
	November 16 -	January 1 -
	December 31,	November 15,	December 31,
	2007	2007	2006
	(Successor)	(Predecessor)	(Predecessor)
Cash Flows from Operating Activities:
Net income (loss)	$(103.4)	$286.6	$1,129.4
Adjustments to reconcile net income (loss) to net cash provided from (used in) operating activities:
Loss (income) from discontinued operations	(0.6)	1.5	(305.7)
Depreciation and amortization	260.2	1,286.7	1,239.9
Provision for doubtful accounts	32.6	171.6	227.3
Amortization of deferred financing costs	33.9	2.4	3.9
Non-cash portion of gain on exchange or disposal of assets and other	-	(56.5)	(80.0)
Change in deferred income taxes	(46.7)	42.9	38.7
Adjustment to income tax liabilities, including contingency reserves	-	(33.8)	(29.9)
Other, net	(1.0)	30.2	(17.8)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(7.7)	(242.2)	(237.0)
Inventories	11.0	11.6	(20.0)
Accounts payable	(301.6)	327.7	67.2
Other current liabilities	23.5	309.9	(516.4)
Other, net	(78.2)	8.1	(9.4)
Net cash provided from (used in) operating activities	(178.0)	2,146.7	1,490.2

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(192.3)	(860.6)	(1,164.5)
Additions to capitalized software development costs	(4.2)	(29.1)	(32.6)
Acquisition of Alltel	(25,065.2)	-	-
Purchases of property, net of cash acquired	-	(6.5)	(1,760.6)
Proceeds from the sale of investments	-	188.7	200.6
Proceeds from the return on investments	13.8	43.5	50.8
Other, net	6.0	(1.0)	12.7
Net cash used in investing activities	(25,241.9)	(665.0)	(2,693.6)

Cash Flows from Financing Activities:
Dividends paid on common and preferred stock	-	(176.6)	(513.1)
Repayments of long-term debt	(1,457.8)	(36.9)	(1,198.5)
Repurchases of common stock	-	(1,360.3)	(1,595.6)
Cash payments to effect conversion of convertible notes	(7.3)	-	(67.6)
Distributions to minority investors	(11.2)	(31.8)	(38.2)
Excess tax benefits from stock option exercises	-	25.8	12.2
Cash proceeds from the settlement of interest rate swaps	33.9	-	-
Long-term debt issued, net of issuance costs	22,237.1	-	-
Common stock issued	4,506.9	63.9	216.0
Net cash provided from (used in) financing activities	25,301.6	(1,515.9)	(3,184.8)

Cash Flows from Discontinued Operations:
Cash provided from operating activities	0.7	3.2	599.5
Cash provided from investing activities	-	47.7	3,746.6
Cash used in financing activities	-	-	(0.2)
Net cash provided from discontinued operations	0.7	50.9	4,345.9

Effect of exchange rate changes on cash and short-term investments	-	-	(5.9)

Increase (decrease) in cash and short-term investments	(117.6)	16.7	(48.2)

Cash and Short-term Investments:
Beginning of the period	950.9	934.2	982.4
End of the period	$833.3	$950.9	$934.2

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ALLTEL CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)-Page 6
(Millions)

				THREE MONTHS ENDED
		October 1 -	November 16 -
		November 15,	December 31,	December 31,	December 31,
		2007	2007	2007	2006
		(Predecessor)	(Successor)	(Combined)	(Predecessor)

Net income (loss)		$(421.8)	$(103.4)	$(525.2)	$215.9
Loss (income) from discontinued operations	(A)	2.4	(0.6)	1.8	19.9
Income tax expense (benefit)		(44.3)	(64.5)	(108.8)	100.3
Interest expense, net of interest income		18.2	265.0	283.2	32.1
Depreciation and amortization		226.7	260.2	486.9	323.9
EBITDA		(218.8)	356.7	137.9	692.1
Minority interest in consolidated partnerships		3.0	2.2	5.2	9.5
Equity earnings in unconsolidated partnerships, net of cash distributions received		(5.5)	5.7	0.2	(0.5)
Stock-based compensation expense, net of restricted shares surrendered for tax	(C)	3.8	1.2	5.0	7.9
Integration expenses, restructuring and other charges	(D)	613.7	5.2	618.9	2.9
Non-cash rental income, net of amortization of related deferred leasing costs	(E)	(4.3)	-	(4.3)	(8.5)
Other non-cash changes in operating expenses		(0.2)	0.3	0.1	(0.6)
Management fee paid to Sponsors	(F)	-	3.9	3.9	-
Adjusted EBITDA		$391.7	$375.2	$766.9	$702.8

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ALLTEL CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)-Page 7
(Millions)

				TWELVE MONTHS ENDED
		January 1 -	November 16 -
		November 15,	December 31,	December 31,	December 31,
		2007	2007	2007	2006
		(Predecessor)	(Successor)	(Combined)	(Predecessor)

Net income (loss)		$286.6	$(103.4)	$183.2	$1,129.4
Loss (income) from discontinued operations	(A)	1.5	(0.6)	0.9	(305.7)
Income tax expense (benefit)		371.5	(64.5)	307.0	475.0
Interest expense, net of interest income		140.8	265.0	405.8	202.2
Depreciation and amortization		1,286.7	260.2	1,546.9	1,239.9
EBITDA		2,087.1	356.7	2,443.8	2,740.8
Minority interest in consolidated partnerships		30.4	2.2	32.6	46.6
Equity earnings in unconsolidated partnerships, net of cash distributions received		(14.1)	5.7	(8.4)	(9.4)
Gain on exchange or disposal of assets and other	(B)	(56.5)	-	(56.5)	(126.1)
Stock-based compensation expense, net of restricted shares surrendered for tax	(C)	26.1	1.2	27.3	33.0
Integration expenses, restructuring and other charges	(D)	667.0	5.2	672.2	13.7
Non-cash rental income, net of amortization of related deferred leasing costs	(E)	(29.7)	-	(29.7)	(33.9)
Other non-cash changes in operating expenses		4.7	0.3	5.0	(3.5)
Management fee paid to Sponsors	(F)	-	3.9	3.9	-
Pro forma EBITDA for the Midwest Wireless acquisition	(G)	-	-	-	91.5
Adjusted EBITDA		$2,715.0	$375.2	$3,090.2	$2,752.7

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ALLTEL CORPORATION
NOTES TO RECONCILIATIONS OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(UNAUDITED) -Page 8

On November 16, 2007, Alltel Corporation ("Alltel" or the "Company") was acquired by Atlantis Holdings LLC, a Delaware limited liability company ("Atlantis Holdings" or "Parent") and an affiliate of private investment funds TPG Partners V, L.P. and GS Capital Partners VI Fund, L.P. (together the "Sponsors").  The acquisition was completed through the merger of Atlantis Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, with and into Alltel (the "Merger"), with Alltel surviving the Merger as a privately-held, majority-owned subsidiary of Parent.  Although Alltel continues as the same legal entity after the Merger, Atlantis Holdings' cost of acquiring Alltel has been pushed-down to establish a new accounting basis for Alltel.  Accordingly, the accompanying consolidated financial statements are presented for two periods, Predecessor and Successor, which relate to the accounting periods preceding and succeeding the consummation of the Merger.  Alltel has presented its results of operations for the three and twelve months ended December 31, 2007 by adding the operating results for the Predecessor periods October 1, 2007 to November 15, 2007 and January 1, 2007 to November 15, 2007 to the Successor period November 16, 2007 to December 31, 2007.  Although this combined presentation does not comply with the generally accepted accounting principles ("GAAP"), Alltel believes that it provides a meaningful method of comparison.

Alltel also has presented calculations of earnings before interest, taxes and depreciation and amortization expense ("EBITDA") and Adjusted EBITDA.  Alltel has included this presentation of Adjusted EBITDA because covenants in Alltel Communications, Inc.'s senior secured credit facilities contain ratios based on this measure.  Measurements of Adjusted EBITDA are based on the Company's calculation of EBITDA (net income (loss), excluding the effects of discontinued operations, and before net interest expense, provision for income taxes and depreciation and amortization) adjusted to exclude unusual items, certain non-cash charges and other items permitted in calculating covenant compliance under the indenture and the credit facilities.  Alltel believes that the application of these supplementary adjustments to EBITDA in determining Adjusted EBITDA are appropriate to provide additional information to investors to demonstrate compliance with its financing covenants.  If the Company's Adjusted EBITDA were to decline below certain levels, covenants in the senior secured credit facilities that are based on Adjusted EBITDA, including the maximum senior secured leverage ratio covenant, may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment of amounts outstanding under the senior secured term loan facility.

EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP and should not be considered a substitute for operating income (loss), net income (loss) or any other measure of financial performance reported in accordance with GAAP or as measures of operating cash flows or liquidity.  The presentation of EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of the Company's results of operations or cash flows as reported under GAAP.  In particular, EBITDA and Adjusted EBITDA should not be viewed as a reliable indicator of Alltel's ability to generate cash to service its debt obligations because certain of the items added to net income (loss) to determine EBITDA and Adjusted EBITDA involve outlays of cash.  As a result, actual cash available to service the Company's debt obligations will be different from Adjusted EBITDA.  In addition to demonstrating compliance with its financing covenants, Alltel believes that the presentation of EBITDA and Adjusted EBITDA is helpful in highlighting operational trends because these measures exclude certain non-cash charges and other non-operating items that are not representative of the Company's core business operations.

(A)	The following are included in discontinued operations:

On November 7, 2007, Alltel signed a definitive agreement to sell one of its wireless markets for cash.  Accordingly, this market has been classified from that date as discontinued operations.  The sale is expected to be completed by mid-2008.

As a condition of receiving approval for its acquisition of Midwest Wireless Holdings ("Midwest Wireless"), Alltel agreed to divest certain wireless operations in Minnesota.  The operations in Minnesota have been reported as discontinued operations from September 7, 2006 to the date of sale, April 3, 2007.

On July 17, 2006, Alltel completed the spin-off of its wireline business.  The wireline operations have been reported as discontinued operations for all periods presented.  On August 1, 2005, as part of its acquisition of Western Wireless Corporation ("Western Wireless"), Alltel acquired international operations in eight countries.  The international operations have been reported as discontinued operations from August 1, 2005 through the dates of sale.  All of the international operations were sold by June 2006.

(B)	The following are included in gain on exchange or disposal of assets and other:

Through its merger with Western Wireless, Alltel acquired marketable equity securities.  On January 24, 2007, Alltel completed the sale of these securities for $188.7 million in cash and recorded a pretax gain from the sale of $56.5 million.

On July 17, 2006, in order to effect the spin-off of its wireline telecommunications business to its stockholders, Alltel contributed all of the assets of its wireline telecommunications business to ALLTEL Holding Corp. ("Alltel Holding" or "Spinco"), a wholly-owned subsidiary of the Company, in exchange for: (i) the issuance to Alltel of Spinco common stock that was distributed on a pro rata basis to Alltel’s stockholders as a tax-free stock dividend, (ii) the payment of a special dividend to Alltel in the amount of $2.3 billion and (iii) the distribution by Spinco to Alltel of $1.7 billion of Spinco debt securities.

Also on July 17, 2006, Alltel completed a debt exchange in which Alltel transferred to two investment banks the Spinco debt securities received in the spin-off transaction in exchange for certain Alltel debt securities, consisting of $988.5 million of outstanding commercial paper borrowings and $685.1 million of 4.656 percent notes due May 17, 2007.  In completing the debt exchange, Alltel incurred a pretax loss of $27.5 million.

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ALLTEL CORPORATION
NOTES TO RECONCILIATIONS OF NET INCOME (LOSS) TO ADJUSTED EBITDA
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On August 25, 2006, Alltel repurchased prior to maturity $1.0 billion of long-term debt, consisting of $664.3 million of 4.656 percent equity unit notes due 2007, $61.0 million of 6.65 percent unsecured notes due 2008, $147.0 million of 7.60 percent unsecured notes due 2009 and $127.7 million of 8.00 percent notes due 2010 pursuant to cash tender offers announced by the Company on July 31, 2006.  Concurrent with the debt repurchase, Alltel also terminated the related pay variable/receive fixed, interest rate swap agreement that had been designated as a fair value hedge against the 6.65 percent unsecured notes due 2008.  In connection with the early termination of the debt and interest rate swap agreement, Alltel incurred net pretax termination fees of $23.0 million.

During 2005, federal legislation was enacted which included provisions to dissolve and liquidate the assets of the Rural Telephone Bank ("RTB").  In connection with the dissolution and liquidation, during April 2006, the RTB redeemed all outstanding shares of its Class C stock.  As a result, Alltel received liquidating cash distributions of $198.7 million in exchange for its $22.1 million investment in RTB Class C stock.

(C)
Compensation expense recognized by Alltel related to restricted stock and stock option awards.  Excludes $63.8 million of expense resulting from the accelerated vesting of employee stock option and restricted stock awards in connection with the Merger.  This amount has been included in integration expenses, restructuring and other charges as discussed below.

(D)	The following are included in integration expenses, restructuring and other charges:

During 2007, in connection with the 2006 purchase of Midwest Wireless and properties in Illinois, Texas and Virginia, Alltel incurred system conversion and other integration costs totaling $12.0 million to convert the acquired properties to Alltel's customer billing and support systems.  Also during 2007, in connection with the closing of two call centers, Alltel recorded severance and employee benefit costs of $4.5 million and lease termination fees of $2.6 million.  In connection with the Merger, Alltel incurred during the Predecessor period $647.9 million of incremental costs, which include financial advisory, legal, accounting, regulatory filing, and other fees of $177.6 million, stock-based compensation expense of $63.8 million related to the accelerated vesting of employee stock option and restricted stock awards, a curtailment charge of $118.6 million resulting from the termination and payout of the supplemental executive retirement plan, and additional compensation-related costs of $287.9 million primarily related to change-in-control payments to certain executives, bonus payments and related payroll taxes.  During the Successor period, Alltel incurred $5.2 million of incremental expenses related to the Merger which included insurance premiums of $4.2 million to obtain retroactive indemnification coverage for departing directors and officers for events that occurred prior to the Merger and $1.0 million in employee retention bonuses.

During 2006, Alltel incurred $10.8 million of integration expenses related to its acquisition of Western Wireless, consisting of costs incurred to convert Western Wireless' customer billing and operational support systems to Alltel's internal systems.  The Company also incurred $2.9 million of integration expenses related to its purchase of Midwest Wireless completed on October 3, 2006 and the acquisitions of wireless properties in Illinois, Texas and Virginia completed during the second quarter of 2006.  These expenses primarily consisted of branding, signage and computer system conversion costs.

(E)
Represents non-cash rental income and amortization of deferred leasing costs related to Alltel's agreement to lease cell site towers to American Tower Corporation.  The deferred rental income was received in advance by Alltel under the terms of the leasing agreement.  The remaining deferred rental income and deferred leasing costs were written-off in connection with the Merger.

(F)
Represents the annual management fee and out-of-pocket expenses payable to affiliates of the Sponsors in exchange for consulting and management advisory services.  The annual management fee is equal to one percent of Alltel’s consolidated Adjusted EBITDA.

(G)	Represents the historical EBITDA of Midwest Wireless for the nine months ended September 30, 2006 assuming the acquisition of Midwest Wireless had occurred on January 1, 2006.

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